UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 3, 2005



                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-9318                  13-2670991
(State or other jurisdiction    (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)


One Franklin Parkway, San Mateo, California                             94403
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000

                                 Not Applicable
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

On March 3, 2005, Franklin Templeton Investments Corp. ("FTIC - Canada"), a Canadian, indirect, wholly-owned investment management subsidiary of Franklin Resources, Inc., issued a press release announcing the settlement of certain matters with the Ontario Securities Commission. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In settlement, FTIC - Canada will pay the US$ equivalent (including related distribution costs) approximating $42.0 million ($26.5 million, net of taxes). This amount will be included as a charge to income in the consolidated results of Franklin Resources, Inc.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits.

            EXHIBIT NO.    DESCRIPTION
            -----------    -----------

            99.1 Press Release dated March 3, 2005 issued by Franklin Templeton Investments Corp., an indirect wholly-owned subsidiary of Franklin Resources, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.


Date: March 3, 2005                 /s/ Barbara J. Green
                                    --------------------
                                    Barbara J. Green
                                    Vice President, Deputy General Counsel
                                    and Secretary

                                  EXHIBIT INDEX

            EXHIBIT NO.    DESCRIPTION
            -----------    -----------

            99.1 Press Release dated March 3, 2005 issued by Franklin Templeton Investments Corp., an indirect wholly-owned subsidiary of Franklin Resources, Inc.